Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 17, 2004, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114230) and related Prospectus of Avatech Solutions, Inc. for the registration of 4,688,020 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

September 27, 2004